1994 CITICORP ANNUAL INCENTIVE PLAN FOR SELECTED EXECUTIVE OFFICERS

1.    Purpose

      The purpose of the Plan is to permit the Company, through awards of annual incentive compensation qualifying for federal income tax deductions, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

2.    Definitions

      - "Award" shall mean the amount granted to a Participant by the Committee for a Performance Period under the Plan.

      - "Award Payment Date" shall mean, for each Performance Period, the date that the amount of the Award for that Performance Period shall be paid to the Participant under
            Section 6 of the Plan, without regard to any election to defer receipt of the Award made by the Participant under
            Section 7 of the Plan.

      - "Board of Directors" shall mean the Board of Directors of the Company.

      - "Carryforward Amount," for any Performance Period, means the sum of all amounts included in the Pool Amounts for all prior Performance Periods but not actually paid as Awards, provided that the Carryforward Amount shall never be more than $3 million.

      - "Code" shall mean the Internal Revenue Code of 1986, as amended, and references to particular provisions of the Code shall include any amendments thereto or successor provisions and any rules and regulations promulgated thereunder.

      - "Committee" shall mean the Personnel Committee of the Board of Directors or any other duly established committee or subcommittee meeting the requirements of
            Section 162(m)(4)(c) of the Code that the Personnel Committee of the Board of Directors determines shall act as the Committee for purposes of the Plan.

      -     "Company" shall mean Citicorp.

      - "Disability" shall mean a disability as defined under the Company's Disability Benefits Plan.

      - "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      - "Executive" shall mean any executive officer of the Company.

      - "Net Income," for any Performance Period, shall mean Citicorp's consolidated net income for the period before extraordinary items and the cumulative effect of accounting changes, determined in accordance with generally accepted accounting principles consistently applied and as reported by management of Citicorp to the Board of Directors following the end of the Performance Period, provided that Net Income shall never be less than zero.

      - "Participant," for a Performance Period, shall mean each Executive who is a "covered employee" (as defined in Section 162(m) of the Code) for that Performance Period.

      - "Performance Period" shall mean the taxable year of the Company or any other period designated by the Committee with respect to which an Award may be granted.

      -     "Plan" shall mean this 1994 Citicorp Annual Incentive
            Plan for Selected Executive Officers, as it may be amended from time to time.

      - "Pool Amount," for any Performance Period, shall mean (a) 0.5% of Net Income plus (b) the Carryforward Amount.

      - "Retirement" shall mean retirement under any retirement plan maintained by the Company.

3.    Administration

      The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the amount of any Awards (subject to the limitations of Section 4) and the type of consideration in which they shall be paid and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders and Participants, Executives, former Executives and beneficiaries. No member of the Committee shall be eligible to participate in the Plan.

4.    Eligibility and Participation; Determination of Awards

      (a) Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code, the Committee shall establish for each Participant a maximum Award, expressed as a percentage of the Pool Amount for that Performance Period, provided that the total of all such maximum percentages shall not exceed 100% (except to the extent permitted by Section 162(m) of the Code), and the maximum percentage for any single Participant shall not exceed 35%. For the 1994 Performance Period, the Committee shall make the determinations referred to in this paragraph before April 1, 1994.

      (b) Following the end of each Performance Period, the Committee may determine to grant to any Participant an Award, which may not exceed that Participant's maximum Award. The aggregate amount of all Awards under the Plan for any Performance Period shall not exceed the applicable Pool Amount.

5.    Payment of Awards

      Subject to the limitations of Section 6, each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, all or a portion of that Award. Awards may be paid in cash, stock (which may have such restrictions as to transferability or vesting as the Committee shall determine), any other form of consideration determined by the Committee or any combination thereof, provided that for purposes of the Plan the value of any stock so granted shall be the average of the highest and lowest quoted selling prices on the New York Stock Exchange on the date of grant and the value of any other non-cash Award shall be determined by the Committee at the time it is granted. Any stock so granted shall be awarded pursuant to, and subject to the limits on aggregate amounts of stock issuable under, the 1988 Citicorp Stock Incentive Plan, as it may be amended from time to time. In the event a partial amount is paid, the Committee may determine, in its sole discretion, the date when the remaining portion will be paid to the Participant for that Performance Period.

6.    Limitation on Right to Payment of Award

      (a) No Participant shall have any right to receive payment of any Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the end of the Performance Period. However, in the event that, prior to the end of the Performance Period, a Participant's employment with the Company or any of its affiliates is terminated due to the Participant's death, Disability or Retirement, the Participant (or the Participant's beneficiary) shall remain eligible to receive a portion of the Award, on the Award Payment Date, based on the amount of time the Participant was employed during this Performance Period. Notwithstanding the preceding two sentences, the Committee may approve payment of an Award to a Participant whose employment terminates prior to the Award Payment Date for reasons other than death, Disability or Retirement.

      (b) Furthermore, no Participant shall have any right to receive payment of an Award under the Plan if, subsequent to the commencement of the Performance Period and prior to the Award Payment Date, the Participant either (i) engaged directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, and, in the opinion of the Committee, such entity or person has engaged in competition with the Company or any of its affiliates or
            (ii) at any time divulged to any person or entity other than the Company or any of its affiliates, any of the trade secrets, methods, processes or the proprietary or confidential information of the Company or any of its affiliates. For the purpose of this paragraph, a Participant shall not be deemed a stockholder of a competing entity if the Participant's record and beneficial ownership amount to not more than one percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended.

7.    Deferral of Payment of Awards

      Notwithstanding the provisions of Section 5 hereof, and at the discretion of the Committee, a Participant may, subject to such terms and conditions as the Committee may determine, elect to defer payment of all or part of any Award which the Participant might earn with respect to a Performance Period (together with interest thereon from the Award Payment Date at the rate, if any, fixed by the Committee) by complying with such procedures as the Committee may prescribe.

8.    Designation of Beneficiary

      A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may at any time change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of any Award, Awards payable under the Plan shall be paid to the Participant's estate. If the beneficiary dies after receiving any payment of an Award, any amounts remaining to be paid shall be paid to the beneficiary's estate.

9.    Corporate Change

      In the event of a corporate change (e.g. an extraordinary dividend, a merger or other reorganization, or a sale or lease of substantially all the assets of the Company) which substantially affects the determination of the Company's performance, the Committee may, if it determines such action is in the best interest of the Company and obtains prior approval of the Board of Directors, equitably adjust the Awards to be made under the Plan, subject to the limits set forth in Section 4 and any other restrictions imposed by the Code.

10.   Amendments

      The Committee may at any time amend this Plan, provided that no such amendment that would require the vote of the stockholders of the Company pursuant to Section 162(m) of the Code or Section 16 of the Exchange Act shall be effective without such consent. No such amendment which adversely affects a Participant's rights to or interest in an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.

11.   Termination

      (a) The Board of Directors may terminate this Plan at any time, and in the case of such termination, the following provisions of this Section 11 shall apply notwithstanding any other provisions of the Plan to the contrary.

      (b) Each Award payable under Section 5 shall be paid as soon as practicable, but in no event later than 30 days after the termination date of the Plan.

      (c) Payment of deferred amounts plus any earnings may be accelerated with respect to any affected Participant in the discretion of the Board of Directors and paid as soon as practicable, but in no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts plus any earnings thereon previously awarded such Participant.

12.   Miscellaneous Provisions

      (a) This Plan is not a contract between the Company and its Executives. No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

      (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 8 hereof, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

      (c) The Plan shall be unfunded. The Company shall not be required to establish any special segregation of assets to assure payment of Awards.

      (d) The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld. If the Committee so determines, a Participant may elect, subject to any restrictions which may be imposed by the Committee or by applicable law, that any such deduction, with respect to Awards paid in stock or other non-cash consideration, shall be made by withholding a portion of such stock or other consideration.

      (e) All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

      (f) If any provision of this Plan would cause Awards not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

      (g) No member of the Board of Directors of the Company or an affiliate or the Committee, and no officer, employee or agent of the Company or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

13.   Effective Date

      The Plan shall be effective for the Performance Period beginning on January 1, 1994, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code.